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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in Registration Statement 33-61977 on Form S-8 dated August 21, 1995, Registration Statement 33-61979 on Form S-8 dated August 21, 1995, Registration Statement 33-12571 on Form S-8 dated March 11, 1987 and Registration Statement 33-593 on Form S-8 dated October 1, 1985, of our report dated February 25, 1999, (except for Note D, as to which the date is March 31, 1999), with respect to the consolidated financial statements and schedule of Medar, Inc. and subsidiaries included in Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                  /S/ Ernst & Young LLP

         Detroit, Michigan
         March 31, 1999